UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2015

VIACOM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.
The final results of voting on each of the items presented at Viacom Inc.’s (the “Company”) Annual Meeting of Stockholders held on March 16, 2015, as certified by the Company’s independent inspector of election, are set forth below. Each of items 1, 2, 3 and 4 received the affirmative vote of the holders of a majority of the aggregate voting power of the Viacom Class A Common Stock present (whether in person or by proxy) and entitled to vote at the Annual Meeting, and was therefore approved pursuant to the Company’s Amended and Restated Bylaws. A total of 50,072,413 shares of Class A Common Stock, representing approximately 98.9% of the Class A shares outstanding, were represented at the meeting.

1.	Election of Directors:
		For	Withheld	Broker Non-Votes
	George S. Abrams	48,427,701	86,561	1,558,151
	Philippe P. Dauman	48,430,724	83,538	1,558,151
	Thomas E. Dooley	48,430,047	84,215	1,558,151
	Cristiana Falcone Sorrell	47,868,981	645,281	1,558,151
	Robert K. Kraft	48,447,812	66,450	1,558,151
	Blythe J. McGarvie	47,863,829	650,433	1,558,151
	Deborah Norville	46,787,197	1,727,065	1,558,151
	Charles E. Phillips, Jr.	47,865,987	648,275	1,558,151
	Shari Redstone	48,427,693	86,569	1,558,151
	Sumner M. Redstone	48,425,634	88,628	1,558,151
	Frederic V. Salerno	47,833,075	681,187	1,558,151
	William Schwartz	47,855,147	659,115	1,558,151

2.	Approval of the Viacom Inc. 2016 Long-Term Management Incentive Plan:

	For	Against	Abstentions	Broker Non-Votes
	42,935,043	5,533,164	46,055	1,558,151

3.	Approval of the Viacom Inc. 2011 RSU Plan for Outside Directors, as amended and restated effective January 1, 2016:

	For	Against	Abstentions	Broker Non-Votes
	47,766,193	699,655	48,414	1,558,151

4.	Ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent auditor for fiscal year 2015:

	For	Against	Abstentions
	49,951,970	103,569	16,874

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOM INC.

By:	/s/ Michael D. Fricklas
	Name:	Michael D. Fricklas
	Title:	Executive Vice President, General Counsel and Secretary

Date: March 20, 2015